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                                  EXHIBIT 32.1

                                  CERTIFICATION

I, Philip A. Odeen, certify that:

      To the best of my knowledge and belief, the Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 13, 2004 by The Reynolds and Reynolds Company and to which this certification is appended fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of The Reynolds and Reynolds Company.

                                                             /s/ PHILIP A. ODEEN
                                                             -------------------
                                                                 Philip A. Odeen
                                     Chairman and Acting Chief Executive Officer